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                                                                    EXHIBIT 77H

                    COLUMBIA FUNDS VARIABLE SERIES TRUST II

During the fiscal year ended December 31, 2011, each below-named Fund served as an underlying investment of affiliated funds-of-funds. The Variable Portfolio funds-of-funds (consisting of Variable Portfolio - Aggressive Portfolio, Variable Portfolio - Conservative Portfolio, Variable Portfolio - Moderate Portfolio, Variable Portfolio - Moderately Aggressive Portfolio, Variable Portfolio - Moderately Conservative Portfolio) and Columbia Management Investment Advisers, LLC through its initial capital investment, were owners of record of more than 25% of the outstanding shares of each of the following
Funds:

Columbia Variable Portfolio - Cash Management Fund
Columbia Variable Portfolio - Diversified Bond Fund
Columbia Variable Portfolio - Diversified Equity Income Fund
Columbia Variable Portfolio - Emerging Markets Opportunity Fund
Columbia Variable Portfolio - Global Bond Fund
Columbia Variable Portfolio - Global Inflation Protected Securities Fund Columbia Variable Portfolio - Income Opportunities Fund
Columbia Variable Portfolio - Limited Duration Credit Fund
Columbia Variable Portfolio - Mid Cap Value Opportunity Fund
Columbia Variable Portfolio - Select Large Cap Growth Fund
Columbia Variable Portfolio - Short Duration U.S. Government Fund
Variable Portfolio - American Century Diversified Bond Fund
Variable Portfolio - American Century Growth Fund
Variable Portfolio - Columbia Wanger International Equities Fund
Variable Portfolio - Columbia Wanger U.S. Equities Fund
Variable Portfolio - Davis New York Venture Fund
Variable Portfolio - DFA International Value Fund
Variable Portfolio - Eaton Vance Floating-Rate Income Fund
Variable Portfolio - Goldman Sachs Mid Cap Value Fund
Variable Portfolio - Invesco International Growth Fund
Variable Portfolio - J.P. Morgan Core Bond Fund
Variable Portfolio - Jennison Mid Cap Growth Fund
Variable Portfolio - Marsico Growth Fund
Variable Portfolio - MFS Value Fund
Variable Portfolio - Mondrian International Small Cap Fund
Variable Portfolio - Morgan Stanley Global Real Estate Fund
Variable Portfolio - NFJ Dividend Value Fund
Variable Portfolio - Nuveen Winslow Large Cap Growth Fund
Variable Portfolio - Partners Small Cap Growth Fund
Variable Portfolio - Partners Small Cap Value Fund
Variable Portfolio - PIMCO Mortgaged-Backed Securities Fund
Variable Portfolio - Pyramis International Equity Fund
Variable Portfolio - Wells Fargo Short Duration Government Fund

In addition, Guardian Insurance & Annuity was owner of record of more than 25% of the outstanding shares of Columbia Variable Portfolio - Seligman Global Technology Fund